Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made as of the 26 day of November, 2019, and amends and is supplemental to that certain credit agreement dated as of September 26, 2018 (as may be amended, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to Credit Agreement and Parent Guaranty dated August 6, 2019, the “Credit Agreement”), and is by and among (i) SEACOR Marine Foreign Holdings Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), as borrower, (ii) SEACOR Marine Holdings Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent Guarantor”), as parent guarantor, (iii) the entities identified on Schedule 1-A thereto, including Sea-Cat Crewzer LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands (“Sea-Cat Crewzer”), as subsidiary guarantors, (iv) each of SEACOR Offshore Mystery LLC (“SEACOR Offshore Mystery”) and SEACOR Offshore Mischief LLC (“SEACOR Offshore Mischief” and, together with Sea-Cat Crewzer and SEACOR Offshore Mystery, the “New Vessel Owning Entities”), each a Delaware limited liability company, as acceding subsidiary guarantors, (v) DNB BANK ASA, New York Branch (“DNB Bank”), as facility agent for the Creditors (in such capacity, the “Facility Agent”), as security trustee for the Creditors (in such capacity, the “Security Trustee”), (vi) the banks, financial institutions and institutional lenders whose names and addresses are set out in Schedule 1-B thereto, as lenders (together with any assignee pursuant to the terms of Section 10 of the Credit Agreement, the “Lenders”, and each separately, a “Lender”), (vii) the Swap Banks, (viii) DNB Markets, Inc., Clifford Capital Pte. Ltd. and NIBC Bank N.V. as mandated lead arrangers, and (ix) DNB Markets, Inc. as coordinator and bookrunner. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower has requested that the Lenders execute and deliver this Amendment in order to, among other things, (a) allow the Marshall Islands flag Vessel SEACOR CHEETAH, Official No. 6162 to be bareboat registered in Nigeria, (b) substitute the Cayman Islands flag Vessels PUTFORD ACHIEVER, Official No. 743578 and PUTFORD SAVIOUR, Official No. 742477 and the United Kingdom flag Vessels PUTFORD PRIDE, Official No. 912803 and PUTFORD JAGUAR, Official No. 912910, each of which is a Credit Support Vessel (the “Released Credit Support Vessels”) and the United Kingdom flag Vessels PUTFORD DEFENDER, Official No. 923368 and PUTFORD PHOENIX, Official No. 923404, each of which is an Additional Credit Support Vessel (the “Released Additional Credit Support Vessels” and, together with the Released Credit Support Vessels, the “Released Vessels”) with (i) the Marshall Islands flag vessel SEACOR TOTONACA, Official No. 8488, which is owned by Sea-Cat Crewzer, (ii) the United States flag vessel GO MS. CHIEF, Official No. 1247527, which is owned by SEACOR Offshore Mischief, and (iii) the United States flag vessel GO MS. TREE, Official No. 1249191, which is owned by SEACOR Offshore Mystery, each of which will be a Credit Support Vessel (the SEACOR TOTONACA, the GO MS. CHIEF and the GO MS. TREE together being the “New Credit Support Vessels”), and (c) provide for each of SEACOR Offshore Mischief and SEACOR Offshore Mystery to accede to the Credit Agreement as a Subsidiary Guarantor.

WHEREAS, the Lenders have agreed to amend and modify certain terms and provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of the Credit Agreement. The parties hereto agree that:

(a)

All references to “this Agreement” shall be deemed to refer to the Credit Agreement, as amended and supplemented hereby, and each reference to the “Credit Agreement”, including any prior iteration thereof, in any Transaction Document shall be deemed to be a reference to the Credit Agreement as amended, supplemented or otherwise modified from time to time, including but not limited to as amended and supplemented by this Amendment.

(b)

(i) Each of SEACOR Offshore Mystery and SEACOR Offshore Mischief shall accede to the Credit Agreement as an additional Subsidiary Guarantor, each of Putford Achiever Limited, Putford Saviour Limited, Putford Pride Limited and Putford Jaguar Limited (together, the “Released Subsidiary Guarantors”) and each of Putford Defender Limited and Putford Phoenix Limited (together, the “Released Additional Support Vessel Owners” and, together with the Released Subsidiary Guarantors, the “Released Vessel Owners”) shall be released from their obligations as Subsidiary Guarantors, each of SEACOR Offshore Safety Limited and Boston Putford Offshore Safety Limited (together, the “Released Relevant Parents” and, together with the Released Vessel Owners, the “Released Parties”) shall be released from their obligations as Relevant Parents, and Schedule 1-A of the Credit Agreement shall be replaced in its entirety with Schedule 1-A attached hereto.

(c)	Schedule 4 of the Credit Agreement shall be replaced in its entirety with Schedule 4 attached hereto.

(d)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Designated Jurisdiction and replacing it with the following:

“Designated Jurisdiction” means the Republic of Marshall Islands, the United States, the United Kingdom, England and Wales, Cayman Islands, Nigeria (solely with respect to the bareboat registration of the Vessel SEACOR CHEETAH and such other Vessels as may be approved in writing by the Majority Lenders), or such other jurisdiction as may be approved by the Facility Agent, such approval not to be unreasonably withheld, conditioned or delayed;

(e)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Vessel Manager and replacing it with the following:

“Vessel Manager” means SEACOR Offshore Dubai LLC, SEACOR Marine and/or any other entity controlled by SEACOR Marine which will commercially and technically manage the Vessels at all times, or any other management company appointed with the prior written consent of the Facility Agent, such consent not to be unreasonably withheld, conditioned or delayed;

(f)	Section 1.1 of the Credit Agreement shall be amended by adding the following definitions:

“Approved Bareboat Charter” means (i) any bareboat charter to Affiliates, (ii) the SEACOR Cheetah Charter, the GO MS. Chief Charter, and the GO MS. TREE Charter, and (iii) such other bareboat charter as may be approved in writing by the Majority Lenders.

“GO MS. CHIEF Charter” means the amended and restated bareboat charterparty dated November 20, 2019 by and between SEACOR Offshore Mischief, as owner, and Guice Offshore, LLC, as charterer, relating to the Vessel GO MS. CHIEF;

“GO MS. TREE Charter” means the amended and restated bareboat charterparty dated November 20, 2019 by and between SEACOR Offshore Mystery, as owner, and Guice Offshore, LLC, as charterer, relating to the Vessel GO MS. TREE;

“SEACOR CHEETAH Charter” means the bareboat charterparty made or to be made by and between Sea-Cat Crewzer LLC, as owner, and Strickland Services Ltd., as charterer, relating to the Vessel SEACOR CHEETAH, in form and substance acceptable to the Majority Lenders;

(g)	Section 2.1(m) of the Credit Agreement shall be amended to read as follows:

Chief Executive Offices. The chief executive office and chief place of business of each Credit Party and the office in which the records relating to such party’s earnings and other receivables are kept is located at 5005 Railroad Avenue, Morgan City, Louisiana 70380;

(h)	Section 9.2(s)(i) of the Credit Agreement shall be amended by replacing “other than bareboat charters to Affiliates” with “other than any Approved Bareboat Charter”.

2. Conditions to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been met:

(a)	This Amendment. Each of the parties hereto shall have duly executed and delivered this Amendment;

(b)	Corporate Authority. The Facility Agent shall have received the following documents in form and substance reasonably satisfactory to the Facility Agent:

(i)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each of SEACOR Offshore Mystery, SEACOR Offshore Mischief, and each other Credit Party (other than the Released Parties) of the resolutions of the directors, members or managers thereof evidencing approval of this Amendment and with respect to the New Vessel Owning Entities, the New Collateral Vessel Security Documents to which each is or is to be a party, as the case may be, and authorizing an appropriate person or persons or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(ii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each of SEACOR Offshore Mystery, SEACOR Offshore Mischief and each other Credit Party (other than the Released Parties) of all documents evidencing any other necessary action (including actions by such parties thereto other than SEACOR Offshore Mystery, SEACOR Offshore Mischief and each other Credit Parties (other than the Released Parties) as may be required by the Lenders), approvals or consents with respect to this Amendment and with respect to the New Vessel Owning Entities, the New Collateral Vessel Security Documents to which each is or is to be a party, as the case may be;

(iii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each of SEACOR Offshore Mystery, SEACOR Offshore Mischief and each other Credit Party (other than the Released Parties) of the certificate of formation, articles of incorporation, operating agreement or by-laws, as the case may be, or equivalent instruments thereof;

(iv)	certificate of the jurisdiction of formation of SEACOR Offshore Mystery and SEACOR Offshore Mischief and each other Credit Party (other than the Released Parties) as to the good standing thereof;

(v)

copies, certified as true and complete by an officer, managing member or director (as applicable) of each of SEACOR Offshore Mystery, SEACOR Offshore Mischief and each other Credit Party (other than the Released Parties) of the names and true signatures of the officers or directors (as applicable) of such New Vessel Owning Entity and such other Credit Party (other than the Released Parties) signing this Amendment and with respect to the New Vessel Owning Entities, each New Collateral Vessel Security Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder, as the case may be; and

(vi)

a certificate signed by an officer, managing member or director (as applicable) of each of SEACOR Offshore Mystery, SEACOR Offshore Mischief and each other Credit Party (other than the Released Parties) (or its managing member) to the effect that the representations and warranties of SEACOR Offshore Mystery, SEACOR Offshore Mischief and such other Credit Party (other than the Released Parties) contained in this Amendment, and with respect to the New Vessel Owning Entities, the other New Collateral Vessel Security Documents to which each is or is to be a party, as the case may be, are true and correct as of the date of such certificate;

(c)	The New Credit Support Vessels. The Facility Agent shall have received evidence satisfactory to it that each New Credit Support Vessel:

(i)

is in the sole and absolute ownership of the relevant New Vessel Owning Entity and duly registered in such New Vessel Owning Entity’s name under the laws and flag of the relevant Designated Jurisdiction, unencumbered, save and except for the relevant Mortgage recorded against it, the Assignments, and Permitted Liens;

(ii)	is classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations affecting class;

(iii)	is operationally seaworthy and in every way fit for its intended service; and

(iv)

insured in accordance with the provisions of the applicable Mortgage and Section 9.1(v) of the Credit Agreement and all requirements of the applicable Mortgage and Section 9.1(v) of the Credit Agreement in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Facility Agent);

(d)	Mortgages. Each New Vessel Owning Entity shall have duly executed, and delivered to the Facility Agent, the Mortgage over its New Credit Support Vessel;

(e)

Recording of the Mortgages. The Facility Agent shall have received satisfactory evidence that the Mortgage over each New Credit Support Vessel has been duly recorded under the laws of the relevant Designated Jurisdiction and constitutes a first preferred mortgage lien under the laws of the relevant Designated Jurisdiction;

(f)	Pledge Agreements. Each Relevant Parent of each New Vessel Owning Entity shall have duly executed, and delivered to the Facility Agent, a Pledge Agreement over its New Vessel Owning Entity;

(g)

Assignments. Each of the New Vessel Owning Entities shall have delivered to the Facility Agent duly executed copies of the following (collectively, with the Mortgages over the New Credit Support Vessels and the Pledge Agreements relating to the New Vessel Owning Entities, the “New Collateral Vessel Security Documents”):

(i)	an Insurances Assignment over each New Credit Support Vessel;

(ii)	an Earnings Assignment over each New Credit Support Vessel;

(iii)

a Charter Assignment with respect to any Charter in excess of (or capable of exceeding, by virtue of any optional extension) 12 months over each New Credit Support Vessel (on a commercially reasonable basis if the relevant vessel employment agreement expressly prohibits such assignment); and

(iv)	the Assignment Notices with respect to the above mentioned Assignments;

(h)

Vessel Liens. Each New Vessel Owning Entity shall deliver to the Facility Agent evidence satisfactory to it and to its counsel that, save for the liens created by the Mortgage and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on its New Credit Support Vessel, or on its earnings except as permitted by the Credit Agreement or by any of the New Collateral Vessel Security Documents;

(i)

Compliance with ISM Code, ISPS Code, Annex VI and MTSA. Each New Vessel Owning Entity shall deliver to the Facility Agent evidence satisfactory to it and to its counsel that its New Credit Support Vessel complies and the Operator complies with the requirements of the ISM Code, ISP Code, Annex VI and MTSA including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto and the Facility Agent shall have received a copy of the DOC, SMC, ISSC and IAPPC for each such New Credit Support Vessel;

(j)

No Threatened Withdrawal of DOC, ISSC, SMC or IAPPC. Each New Vessel Owning Entity shall deliver to the Facility Agent a certificate of such New Vessel Owning Entity certifying that there is no actual or, to the best of such New Vessel Owning Entity’s knowledge, threatened withdrawal of any Operator’s DOC, ISSC, SMC, IAPPC or other certification or documentation related to the ISM Code, ISPS Code, Annex VI or otherwise required for the operation of its New Credit Support Vessel or in respect to such New Vessel Owning Entity’s New Credit Support Vessel;

(k)

Evidence of Current COFR. The Facility Agent shall have received evidence of current compliance with any applicable requirement for a Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for each New Credit Support Vessel, as applicable;

(l)

Vessel Appraisals. The Facility Agent shall have received two appraisals of the Fair Market Value of each New Credit Support Vessel in form and substance satisfactory to the Facility Agent, and the aggregate Fair Market Value (as evidenced by such appraisals) of all the New Credit Support Vessels to be mortgaged to the Security Trustee shall, on the Effective Date be equal to or greater than the Fair Market Value of the Released Vessels;

(m)

Insurance Report. The Facility Agent shall have received a detailed report from a firm of independent marine insurance consultants appointed by the Facility Agent in respect of the insurances on each New Credit Support Vessel, in form and substance satisfactory to the Facility Agent, the cost of such report to be for the account of the Borrower;

(n)

Vessel Manager Documents. Each Vessel Manager managing a New Credit Support Vessel shall have duly executed and delivered to the Facility Agent the Vessel Manager’s Undertaking relating to the relevant New Credit Support Vessel together with a copy of the Management Agreement;

(o)

Filings. Each New Vessel Owning Entity shall have duly delivered to the Facility Agent the Uniform Commercial Code financing statements for filing with such jurisdictions as the Facility Agent may reasonably require;

(p)

Licenses, Consents and Approvals. The Facility Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by this Amendment and the New Collateral Vessel Security Documents have been obtained;

(q)

Know Your Customer Requirements. The Facility Agent shall have received documentation to the satisfaction of each Lender in connection with its know your customer requirements relating to the New Vessel Owning Entities;

(r)

Legal Opinions. The Facility Agent shall have received legal opinions addressed to the Lenders from Watson Farley & Williams LLP, special counsel to the Security Parties and Vessel Owning Entities, as to matters of New York law, Delaware law, Marshall Islands law and United States maritime law, in such form as the Facility Agent may require, as well as such other legal opinions as the Facility Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the State of Delaware and the Republic of the Marshall Islands in a form acceptable to the Facility Agent and its counsel;

(s)	Charters. The Facility Agent shall have received certified copies of all Charters relating to the New Credit Support Vessels; and

(t)

Inventory of Hazardous Materials. The Facility Agent shall have received a copy of the Inventory of Hazardous Materials with respect to each New Credit Support Vessel, commencing on the date of the first drydocking of such New Credit Support Vessel after the Closing Date.

3. Release of Released Vessels and Released Parties. Upon the Effective Date, the Lenders agree that the Collateral relating to the Released Vessels and the Released Parties shall be irrevocably and unconditionally released and each Released Party shall be released and discharged from any and all obligations under the Transaction Documents. The Lenders hereby authorize the Security Trustee to enter into any release and reassignment agreements and such other documents as necessary to terminate the security interest in the Collateral relating to the Released Vessels and Released Vessel Owners and release and discharge each of the Released Parties from their obligation under the Transaction Documents, in each case on the Effective Date.

4. Conditions to the Bareboat Registration. The parties hereto agree that the Vessel SEACOR CHEETAH may be bareboat registered in Nigeria, provided that, on or prior to the commencement of the bareboat registration, the Facility Agent shall have received:

(a)	a Charter Assignment relating to the SEACOR CHEETAH Charter, in form and substance acceptable to the Facility Agent, together with a certified copy of the SEACOR CHEETAH Charter;

(b)

a letter of undertaking given by the Charterer of the SEACOR CHEETAH, addressed to The Director General of the Nigerian Maritime Administration and Safety Agency granting the Charterer’s irrevocable consent to the deregistration of the SEACOR CHEETAH if, inter alia, there is an Event of Default under the Credit Agreement;

(c)	a deregistration power of attorney given by the SEACOR CHEETAH Charterer in favor of, inter alios, the Security Trustee;

(d)

evidence satisfactory to the Facility Agent that the SEACOR CHEETAH is in the sole and absolute ownership of Sea-Cat Crewzer LLC and duly bareboat registered under the laws and flag of Nigeria, unencumbered, save and except for the Mortgage recorded against it and reflected in the bareboat registration, the Assignments, and Permitted Liens;

(e)	if applicable, a Vessel Manager’s Undertaking relating to the SEACOR CHEETAH together with a copy of the Management Agreement;

(f)	if applicable, an Insurances Assignment relating to the SEACOR CHEETAH together with any Assignment Notices;

(g)

a Nigerian legal opinion and any other legal opinions as may be required by the Facility Agent, each in form and substance acceptable to the Facility Agent and each being from such Nigerian or other legal counsel acceptable to the Facility Agent in its sole discretion; provided that the Facility Agent may in its sole discretion consent to the delivery of such legal opinions following commencement of the bareboat registration by such time as the Facility Agent may specify; and

(h)	any other document, undertaking, or information reasonably required by the Facility Agent in connection with the bareboat registration.

5. Expenses. The Borrowers hereby agree to pay to the Facility Agent, the Security Trustee and the Lenders all reasonable expenses related to this Amendment in accordance with Section 13.2 of the Credit Agreement, including any expenses of preparation, negotiation, execution and administration of this Amendment and the transactions contemplated hereby and the reasonable fees and disbursements of the Facility Agent, the Security Trustee and the Lenders’ counsel in connection herewith.

6. Representations and Warranties. Each of SEACOR Offshore Mystery, SEACOR Offshore Mischief and each of the other Credit Parties (other than the Released Parties) represents and warrants to the Facility Agent as of the date hereof and as of the Effective Date that:

(a)

all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of all necessary corporate or shareholder approvals and all governmental approvals, including those of any monetary or exchange control authority) precedent to the entering into of this Amendment to constitute this Amendment the duly authorized, legal, valid and binding obligation of such Credit Party (other than the Released Parties) or SEACOR Offshore Mystery and SEACOR Offshore Mischief, as applicable, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws; and

(b)

immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, except for (A) representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (B) representations and warranties which are no longer true and correct as of a result of a transaction expressly permitted by the Credit Agreement as amended hereby, and no Event of Default shall have occurred and be continuing.

7. Additional Subsidiary Guarantors. By executing this Amendment, each of SEACOR Offshore Mystery and SEACOR Offshore Mischief hereby becomes a Subsidiary Guarantor under the Credit Agreement with the same force and effect as if originally named in the Credit Agreement as a Subsidiary Guarantor and each of SEACOR Offshore Mystery and SEACOR Offshore Mischief hereby agrees to all terms and provisions of the Credit Agreement applicable to it as a Subsidiary Guarantor.

8. No Defaults. Each of the Credit Parties (other than the Released Parties) hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default and each of SEACOR Offshore Mystery, SEACOR Offshore Mischief and each of the other Credit Parties (other than the Released Parties) hereby represents and warrants that as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

9. Covenants. Each of the Credit Parties (other than the Released Parties) hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and the other Transaction Documents to which it is a party, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Credit Agreement, as amended hereby, shall remain in effect.

10. No Other Amendment. All other terms and conditions of the Credit Agreement and each of the other Transaction Documents shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

11. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

13. Effect of Amendment. All references in any Transaction Document to the Credit Agreement on and after the Effective Date shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that, except as amended by this Amendment, all of the terms and provisions of the Credit Agreement shall remain in full force and effect. This Amendment is a Transaction Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SEACOR MARINE HOLDINGS INC., as Parent Guarantor

By:	/s/ John Gellert
Name: John Gellert
Title: President/CEO

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By:	/s/ Jesus Llorca

Name: Jesus Llorca
Title: Executive Vice President

AARON S. MCCALL LLC, as Subsidiary Guarantor

By:	/s/ Andrew Everett

Name: Andrew Everett
Title: VP/Secretary

ALYA MCCALL LLC, as Subsidiary Guarantor

By:	/s/ John Gellert

Name: John Gellert
Title: President

MICHAEL G MCCALL LLC, as Subsidiary Guarantor

By:	/s/ Jesus Llorca

Name: Jesus Llorca
Title: Vice President

FALCON PEARL LLC, as Subsidiary Guarantor

By:	/s/ John Gellert

Name: John Gellert
Title: Vice President

FALCON DIAMOND LLC, as Subsidiary Guarantor

By:	/s/ John Gellert

Name: John Gellert
Title: Vice President

SEA-CAT CREWZER LLC, as Subsidiary Guarantor

By:	/s/ Jesus Llorca

Name: Jesus Llorca
Title: Vice President

SEA-CAT CREWZER II LLC, as Subsidiary Guarantor

By:	/s/ Jesus Llorca

Name: Jesus Llorca
Title: Vice President

SEACOR HAWK LLC, as Subsidiary Guarantor

By:	/s/ John Gellert

Name: John Gellert
Title: Vice President

SEACOR EAGLE LLC, as Subsidiary Guarantor

By:	/s/ Jesus Llorca

Name: Jesus Llorca
Title: Vice President

PUTFORD ACHIEVER LIMITED, as Subsidiary Guarantor

By:	/s/ John Anniss
Name: John Anniss
Title: Director

PUTFORD SAVIOUR LIMITED, as Subsidiary Guarantor

By:	/s/ John Anniss
Name: John Anniss
Title: Director

PUTFORD PRIDE LIMITED, as Subsidiary Guarantor

By:	/s/ John Anniss
Name: John Anniss
Title: Director

PUTFORD JAGUAR LIMITED, as Subsidiary Guarantor

By:	/s/ John Anniss
Name: John Anniss
Title: Director

PUTFORD DEFENDER LIMITED, as Subsidiary Guarantor

By:	/s/ John Anniss
Name: John Anniss
Title: Director

PUTFORD PHOENIX LIMITED, as Subsidiary Guarantor

By:	/s/ John Anniss
Name: John Anniss
Title: Director

SEACOR OFFSHORE MYSTERY LLC, as Subsidiary Guarantor

By:	/s/ Jesus Llorca
Name: Jesus Llorca
Title: VP/Treasurer

SEACOR OFFSHORE MISCHIEF LLC, as Subsidiary Guarantor

By:	/s/ Jesus Llorca
Name: Jesus Llorca
Title: VP/Treasurer

DNB BANK ASA, NEW YORK BRANCH as Facility Agent, Security Trustee and Swap Bank

By:	/s/ Samantha Stone
Name: Samantha Stone
Title: Assistant Vice President

By:	/s/ Vadim Shutov
Name: Vadim Shutov
Title: Assistant Treasurer

DNB CAPITAL LLC, as Lender

By:	/s/ Philippe Wulfers
Name: Philippe Wulfers
Title: First Vice President

By:	/s/ Andrew J. Shohet
Name: Andrew J. Shohet
Title: Senior Vice President

CLIFFORD CAPITAL PTE. LTD. as Lender

By:	/s/ Clive Kerner
Name: Clive Kerner
Title: CEO

NIBC BANK N.V. as Lender

By:	/s/ Paulien Hop
Name: Paulien Hop
Title: Executive Director

By:	/s/ Erwin Keller
Name: Erwin Keller
Title: Associate Director

HANCOCK WHITNEY BANK, as Lender

By:	/s/ Tommy D. Pitre
Name: Tommy D. Pitre
Title: SVP

CITICORP NORTH AMERICA, INC., as Lender

By:	/s/ Peter Baumann
Name: Peter Baumann
Title: Vice President

SCHEDULE 1-A

SCHEDULE 1-A

SECURITY PARTIES

(a)	Borrower

Party	Jurisdiction
SEACOR Marine Foreign Holdings Inc.	Marshall Islands

(b)	Parent Guarantor

SEACOR Marine Holdings Inc.	Delaware

(c)	Subsidiary Guarantors

Aaron S. McCall LLC	Delaware
Alya McCall LLC	Delaware
Michael G McCall LLC	Delaware
Falcon Pearl LLC	Marshall Islands
Falcon Diamond LLC	Marshall Islands
Sea-Cat Crewzer LLC	Marshall Islands
Sea-Cat Crewzer II LLC	Marshall Islands
SEACOR Hawk LLC	Delaware
SEACOR Eagle LLC	Delaware
SEACOR Offshore Mystery LLC	Delaware
SEACOR Offshore Mischief LLC	Delaware

(d)	Relevant Parents

Falcon Global International LLC	Marshall Islands
C-Lift LLC	Delaware
SEACOR Offshore Vessel Holdings LLC	Delaware

SCHEDULE 4

SCHEDULE 4-A

CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag

Fast Supply Vessels
SEACOR Cheetah	Sea-Cat Crewzer LLC	Marshall Islands (to be bareboat registered to Nigeria)
SEACOR Cougar	Sea-Cat Crewzer LLC	Marshall Islands
SEACOR Leopard	Sea-Cat Crewzer II LLC	Marshall Islands
SEACOR Lynx	Sea-Cat Crewzer II LLC	Marshall Islands
Aaron S. McCall	Aaron S. McCall LLC	Marshall Islands
Alya McCall	Alya McCall LLC	Marshall Islands
Michael G McCall	Michael G McCall LLC	Marshall Islands
Najla McCall	SEACOR Offshore LLC	Marshall Islands
Carlene McCall	SEACOR Offshore McCall LLC	Marshall Islands
Go Ms. Chief	SEACOR Offshore Mischief LLC	United States
Go Ms. Tree	SEACOR Offshore Mystery LLC	United States

Liftboats
Falcon Diamond	Falcon Diamond LLC	Marshall Islands
Falcon Pearl	Falcon Pearl LLC	Marshall Islands

Platform Supply Vessels
SEACOR Totonaca	Sea-Cat Crewzer LLC	Marshall Islands

SCHEDULE 4-B

ADDITIONAL CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag

Fast Supply Vessels
John G McCall	SEACOR Marine LLC	United States
Michael Crombie McCall	SEACOR Marine LLC	United States

Liftboats
SEACOR Hawk	SEACOR Hawk LLC	United States
SEACOR Eagle	SEACOR Eagle LLC	United States